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                     AMENDMENT NUMBER TEN TO LOAN AGREEMENT



         THIS AMENDMENT to the Loan Agreement entered into as of October 4, 1993, between ARI NETWORK SERVICES, INC. ("ARI") and WITECH CORPORATION ("WITECH") as amended (the "Loan Agreement") is dated May 30, 1997.

                                   BACKGROUND

         This Amendment to the Loan Agreement reflects the mutual understanding and agreement of the parties to amend the Loan Agreement regarding the provision by WITECH of a revolving credit facility to ARI.

         NOW THEREFORE, the parties agree as follows:

         1. For a period commencing on the date hereof and ending on September 30, 1997, the amount stated in Paragraph 2.2 shall be increased from Two Million Dollars ($2,000,000) to Two Million Five Hundred Thousand Dollars ($2,500,000). The difference of Five Hundred Thousand Dollars ($500,000) plus all interest accruing thereon at the rates stated in the Loan Agreement shall be referred to herein as the "Bridge Loan." The Bridge Loan shall be repaid by ARI not later than September 30, 1997. In the event that any amount of the Bridge Loan remains outstanding after September 30, 1997, such unpaid amount shall bear interest at a rate per annum equal to the Prime Rate plus 2.0% from the date of such nonpayment until the Bridge Loan is paid in full.

         2. WITECH shall have the right to participate, up to Five Hundred Thousand Dollars ($500,000), in any equity financing transaction offered by the Company to a potential purchaser on or prior to September 30, 1997, and approved by the Company's Board of Directors (or a Committee thereof) subject to the same terms and conditions that are applicable to the other offerees, provided the rules of the NASD would not require shareholder approval of the transaction as a result of WITECH's participation.

         3. On Page 1.1-4 of Exhibit 1.1, in the definition of "Total Loan Commitment" the reference to "Two Million Dollars ($2,000,000)" is deleted and "Two Million Five Hundred Thousand Dollars ($2,500,000)" is substituted therefor.

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         4.      In Exhibit 2.2(a), the reference to "Two Million Dollars
($2,000,000)" is deleted and "Two Million Five Hundred Thousand Dollars ($2,500,000)" is substituted therefor.

         5. Subject to the amendment described herein, the Loan Agreement and associated documents and agreements remain in full force and effect and the Bridge Loan shall be subject to all of the terms and conditions of such documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first above written.



WITECH CORPORATION                               ARI NETWORK SERVICES, INC.


By:                                              By:
   --------------------------------                  ---------------------------
   Francis Brzezinski, President                     Brian E. Dearing, President